UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 8, 2019

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55334	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COHBAR, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2019, the Board of Directors (the “Board”) of CohBar, Inc. (the “Company”) increased the number of its directors to seven and, effective February 11, 2019, appointed Dr. Phyllis Gardner as a member of the Board. Dr. Gardner was also appointed as a member of the Board’s Audit Committee, effective February 11, 2019.

Dr. Gardner, 68, has over 35 years of experience in medicine, the medical industry and academia. Dr. Gardner has served as a director of Revance Therapeutics, Inc. (NASDAQ: RVNC), a biotechnology company, since December 2008, and previously served on the board of directors of Corium International, Inc., a biopharmaceutical company formerly listed on NASDAQ, from November 2007 to November 2018. From September 2014 to September 2015, Dr. Gardner served as a director of Parnell Pharmaceuticals Holdings Ltd. (OTCMKTS: PARNF). Among other positions, Dr. Gardner is currently a tenured professor at the School of Medicine at Stanford University, where she has served in various positions since 1984, and is a member of the board of directors of the Harvard Medical School of Fellows and Advisory Council on Education. From 1999 to 2014, Dr. Gardner served as an adjunct partner, then partner at Essex Woodlands Health Ventures, a healthcare growth equity and venture capital firm. She also served as an independent director of various biopharmaceutical companies from 1998 to 2005. Dr. Gardner’s research has centered on cardiac arrhythmias, ion channel biophysiology, cell biology, cystic fibrosis pathogenesis, gene therapy and diagnosis, and her clinical work has concentrated on medicine and cardiology. Dr. Gardner received her bachelor’s degree in biology from the University of Illinois in 1972 and her doctor of medicine degree from Harvard Medical School in 1976.

In connection with her appointment as a member of the Board, Dr. Gardner was granted stock options to purchase 200,000 shares of the Company’s common stock (the “Shares”), at an exercise price of $3.15 per share (the “Option”). The Option will vest and become exercisable in equal monthly installments over a period of four years based on Dr. Gardner’s continued service to the Company during the vesting period. Dr. Gardner will also receive annual cash compensation of $60,000 in consideration of her service as a director, and an annual retainer of $5,000 in consideration for her service as a member of the Board’s Audit Committee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

February 11, 2019	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno
Chief Financial Officer

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